Exhibit 10.16

U.S. Small Business Administration Unsecured NOTE “Note”

SBA Loan #	94124672-07
SBA Loan Name	N/A
Date	May 8, 2020
Loan Amount	$6,801,372.00
Interest Rate	1.00%
Borrower	SAExploration, Inc.
Operating Company	N/A
Lender	TEXAS CHAMPION BANK 6124 S. Staples, Corpus Christi, Texas 78413

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Six Million Eight Hundred One Thousand Three Hundred Seventy-Two Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note on any guarantee of the Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower and/or Guarantor.

“SBA” means the Small Business Administration, an Agency of the United States of America.

“Unsecured” means this note is unsecured.  All References to Collateral shall not be applicable to this loan.

SBA Form 147 (06/03/02) Version 4.1

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3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

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Borrower must make all payments at the place Lender designates. The payment terms for this note are:

The interest rate is 1% per year.

Borrower must pay principal and interest payments of $382,764.21 every month beginning seven (7) months from the date of the note. Payments must be made on the 8th calendar day in the month they are due.

Loan Prepayment:

Notwithstanding any provision of this Note to the Contrary, Borrower may prepay this Note at any time without penalty.

All remaining principal and accrued interest is due and payable 2 years from the date of the Note.

Late Charge: If a payment of this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5% of the unpaid portion of the regularly scheduled payment.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower ’s ability to pay this Note;
G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower ’s ability to pay this Note;
L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender ’s prior written consent; or
M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower ’s ability to pay this Note.

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5.	LENDER ’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.
6.	LENDER ’S GENERAL POWERS:

Without notice and without Borrower ’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney ’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.
7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10.	ADDITIONAL PROVISIONS:

This loan was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners.

Payment Protection Program: Loan Forgiveness.  This loan has been made under the Small Business Administration Paycheck Protection Program (PPP).  Up to the full amount of principal and accrued interest may qualify for forgiveness under the PPP.  Any loan forgiveness is subject to the terms and any limitations under the PPP and will be granted at the sole discretion of the Small Business Administration.  Lender’s right to enforce any default remedies including changes in interest rate are subject to the terms of the PPP.

Dishonored Item Fee:  Borrower will pay a fee to Lender of $30.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

Governing Law:  This note will be governed by federal law applicable to Lender and, to the extent not preempted by federal laws, the laws of the State of Texas without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Texas.

Agreement to Use Electronic Documents.  The Lender and Borrower(s) hereby (i)agree that for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceeds or litigation, electronic images (facsimile or PDF) of these documents signed by any party to this loan transaction shall have the same legal effect, validity, and enforceability as any paper original and  (ii) waiver any argument, defense, or right to contest the validity or enforceability of these documents based solely on the lack of paper original copies, including with respect to any signatory pages thereto.

Borrower acknowledges receipt of a completed copy of this Note.

11.	BORROWER ’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

SAExploration, Inc.
/s/Kevin Hubbard
Kevin Hubbard, Interim Chief Financial Officer	May 8, 2020

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